Exhibit 4.5

                                AIKI CORPORATION

                            1997 STOCK INCENTIVE PLAN

Article 1

                            PURPOSE AND EFFECTIVENESS

1.1 Purpose. The purpose of the 1997 Stock Incentive Plan (the "Plan") is to provide a method by which selected individuals rendering services to Aiki
Corporation (the "Company"), may be offered an opportunity to invest in or receive grants of capital stock of the Company, thereby increasing their personal interest in the growth and success of the Company. The Plan is also intended to aid in attracting persons of exceptional ability to become officers and employees of the Company.

1.2 Effective Date. The Plan shall be effective at the time specified in the resolutions of the Board adopting the Plan (the "Effective Date"). The Plan shall be subject to approval by holders of shares of Common Stock constituting at least a majority of the shares of Common Stock represented in person or by proxy at the meeting at which the approval is sought. The Plan shall also be subject to the requirement of RCW 21.20.310(10) that the Administrator of Securities of the Department of Licensing of the State of Washington be provided with notification of the adoption of the Plan. No Award granted hereunder shall be exercisable until these shareholder approval and notification requirements have been satisfied. If either of these requirements is not satisfied within twelve (12) months after the Effective Date, the Plan, and any Awards granted hereunder prior to that date, shall be void.

Article 2

                                   DEFINITIONS

2.1 Certain Defined Terms. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

                  "Administrative Committee" is defined in Section 3.1.

                  "Affiliate" of the Company means any corporation, partnership, or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

                  "Agreement" is defined in Section 10.5.

                  "Approved Transaction" means (a) any merger, consolidation or binding share exchange pursuant to which shares of Common Stock are changed or converted into or exchanged for cash, securities or other property, other than any such transaction in which the persons who hold Common Stock immediately prior to the transaction have immediately following the transaction the same proportionate ownership of the common stock of, and the same voting power with respect to, the surviving corporation; (b) any merger, consolidation or binding share exchange in which the persons who hold Common Stock immediately prior to the transaction have immediately following the transaction less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; (c) any liquidation or dissolution of the Company; and (d) any sale, lease, exchange or other transfer not in the ordinary course of business (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

                  "Award" means a grant of an Option, SAR, Restricted Shares and/or Stock Units under this Plan.

                  "Board" means the Board of Directors of the Company.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Code shall include any successor section.

                  "Common Stock" means the Common Stock of the Company.

                  "Company" means Aiki Corporation, a Washington corporation.

                  "Control Purchase" means, if the Company registers any class of any Equity Security pursuant to Section 12 of the Exchange Act, any transaction (or series of related transactions), consummated without the approval of the Board during the period from the effective date of the registration until six (6) months after the termination of the registration, in which (a) any person, corporation or other entity (including any "person" as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but excluding the Company, any person who is a 10% Shareholder at the effective date of the registration, and any employee benefit plan sponsored by the Company) purchases any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer; or (b) any person, corporation or other entity (including any "person" as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, but excluding the Company, any person who is a 10% Shareholder at the effective date of the registration, and any employee benefit plan sponsored by the Company) becomes the "beneficial owner" (as that term is defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company's securities).

                  "Disability" of a Holder will occur when (a) because of injury or sickness (i) the Holder cannot perform each of the material duties of his or her regular occupation, or (ii) the Holder, while unable to perform all of the material duties of his or her regular occupation on a full-time basis, is performing at least one of the material duties of his or her regular occupation on a part-time or full-time basis and is earning at least twenty percent (20%) less per month than his or her indexed pre-disability earnings due to that same injury or sickness, and (b) the condition described in the preceding clause (a) has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

                  "Disinterested Person" is defined in Section 3.2(b).

                  "Effective Date" is defined in Section 1.2.

                  "Eligible Person" is defined in Section 5.1.

                  "Equity Securities" has the meaning given that term in Rule 16a-1 promulgated under the Exchange Act, or any successor rule.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific section of the Exchange Act shall include any successor section.

                  "Fair Market Value" on any day means, if the Common Stock is publicly traded, the last sales price (or, if no last sales price is reported, the average of the high bid and low asked prices) for a share of Common Stock on that day (or, if that day is not a trading day, on the next preceding trading day), as reported by the principal exchange on which the Common Stock is listed, or, if the Common Stock is publicly traded but not listed on an exchange, as reported on NASDAQ, or, if such prices or quotations are not reported on NASDAQ, as reported by any other available source of prices or quotations selected by the Administrative Committee. If the Common Stock is not publicly traded, or if the Fair Market Value is not determinable by any of the foregoing means, the Fair Market Value on any day shall be determined in good faith by the
Administrative Committee on the basis of such considerations as the Administrative Committee deems appropriate.

                  "Free Standing SAR" is defined in Section 7.1.

                  "Holder" means an Eligible Person who has received an Award under this Plan or, if rights continue under the Award following the death of the Eligible Person, the person who succeeds to those rights by will or by the laws of descent and distribution.

                  "Incentive Stock Option" means an Option that is an incentive stock option within the meaning of Section 422 of the Code.

                  "NASDAQ" means the National Association of Securities Dealers, Inc. Automated Quotation System.

                  "Nonqualified Stock Option" means an Option that is designated as a nonqualified stock option.

                  "Option" means an option with respect to shares of Common Stock awarded pursuant to Article 6.

                  "Plan" is defined in Section 1.1.

                  "Related Option" is defined in Section 7.1.

                  "Restricted Shares" means shares of Common Stock or the right to receive shares of Common Stock, as the case may be, awarded pursuant to
Article 8.

                  "Restriction Period" means a period of time beginning on the date of an Award of Restricted Shares and ending on the Vesting Date with respect to the Award.

                  "Retained Distribution" is defined in Section 8.3.

                  "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor rule thereto.

                  "SARs" means stock appreciation rights with respect to shares of Common Stock awarded pursuant to Article 7.

                  "Stock Units" is defined in Section 9.1.

                  "Tandem SARs" is defined in Section 7.1.

                  "10% Shareholder" means a person who owns (or is considered as owning within the meaning of Section 424 of the Code) stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company.

                  "Vesting Date" means, with respect to an Award of Restricted Shares, the date on which the Restricted Shares cease to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement evidencing the Award. If more than one Vesting Date is designated for an Award of Restricted Shares, reference to a Vesting Date in respect of the Award shall be deemed to refer to the Vesting Dates for the respective portions of the Award that have differing Vesting Dates.

Article 3

                                 ADMINISTRATION

3.1 Administrative Committee. The Plan shall be administered by the Board unless the Board, either voluntarily or as required by Section 3.2 below, appoints a separate committee of the Board to administer the Plan (the Board, or such committee, if it is administering the Plan, will be referred to in the Plan as the "Administrative Committee"). The Administrative Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of that quorum. Any determination reduced to writing and signed by all of the members of the Administrative Committee shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

3.2 Administration Following Exchange Act Registration. Notwithstanding the foregoing provisions of this Article 3, if the Company registers any class of any Equity Security pursuant to Section 12 of the Exchange Act, the Plan shall, from the effective date of the registration until six (6) months after the termination of the registration, be administered as follows:

(a) If at any time a member of the Board is not a Disinterested Person, then the Board shall appoint a committee, consisting of two or more of its members each of whom is a Disinterested Person, to administer this Plan in accordance with such terms and conditions not inconsistent with this Plan as the Board may prescribe. Once appointed, the committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the committee and appoint additional members, remove members (with or without cause) and appoint new members in their place, fill vacancies however caused, and/or remove all members of the committee and thereafter directly administer this Plan at any later time when all members of the Board are Disinterested Persons. At no time shall a person who is not a Disinterested Person serve on the committee appointed under this Section 3.2(a), nor shall the committee at any time have fewer than two members.

(b) The term "Disinterested Person" shall mean a member of the Board who is not, during the period of one (1) year prior to service as a member of the Administrative Committee, or during such service, granted or awarded Equity Securities pursuant to the Plan or any other plan of the Company or any of its Affiliates, other than grants or awards that would not prevent the member from being a "disinterested person" with respect to the Plan for purposes of Rule 16b-3.

3.3 Powers; Regulations. The Administrative Committee shall have full power and authority, subject only to the express provisions of the Plan (a) to designate the Eligible Persons to whom Options are to be granted under Article 6 of the Plan, SARs under Article 7 of the Plan, Restricted Shares under Article 8 of the Plan and/or Stock Units under Article 9 of the Plan; (b) to determine the number of shares subject to, and all of the other terms and conditions (which need not be identical) of, all Awards so granted; (c) to interpret the provisions of the Plan and the Agreements evidencing the Awards so granted; (d) to correct any defect, supply any information and reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; (e) to supervise the administration of the Plan; and (f) to take such other actions in connection with or in relation to the Plan as it deems necessary or advisable. The Administrative Committee is authorized to establish, amend and rescind such rules and regulations not inconsistent with the terms and conditions of the Plan as it deems necessary or advisable for the proper administration of the Plan. In making determinations hereunder, the Administrative Committee may give such consideration to the recommendations of management of the Company as the Administrative Committee deems desirable.

3.4 Limits on Authority. Exercise by the Administrative Committee of its authority under the Plan shall be consistent (a) with the intent that all Incentive Stock Options issued under the Plan be qualified under the terms of
Section 422 of the Code (including any amendments thereto and any similar successor provision), and (b) if the Company registers any class of any Equity Security pursuant to Section 12 of the Exchange Act, with the intent that the Plan be administered in a manner that satisfies the conditions of Rule 16b-3(c)(2)(i) under the Exchange Act (including any amendments thereto and any similar successor provision) so that the grant of Awards under this Plan, as well as all other transactions with respect to the Plan, to Awards granted thereunder and to any Common Stock acquired upon exercise of Awards, shall, to the extent possible, be exempt from the operation of Section 16(b) of the Exchange Act.

3.5 Exercise of Authority. Each action and determination made or taken pursuant to the Plan by the Administrative Committee, including but not limited to any interpretation or construction of the Plan and the Agreements evidencing Awards hereunder, shall be final and conclusive for all purposes and upon all persons. No member of the Administrative Committee shall be liable for any action or determination made or taken by the member or the Administrative Committee in good faith with respect to the Plan.

Article 4

                           SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to the provisions of this Article 4, the maximum number of shares of Common Stock with respect to which Awards may be granted during the term of the Plan shall be One Million Five Hundred Thousand (1,500,000) shares. Awards with respect to such shares of Common Stock may be granted in the form of Options, SARs, Restricted Shares and/or Stock Units. Except for Tandem SARS granted pursuant to Article 7, once an Award in a particular form has been granted with respect to a share of Common Stock, Awards with respect to such share may not thereafter be granted in any other form unless, in accordance with the last sentence of this Section 4.1, the share again becomes available for purposes of the Plan. Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company. The shares of Common Stock subject to (a) any Award granted under the Plan that expires, terminates or is annulled for any reason without having been exercised (or considered to have been exercised as provided in Section 7.2), (b) any Free Standing SARs granted under the Plan that are exercised for cash, and (c) any Restricted Shares or Stock Units that are forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of the Restricted Shares or Stock Units other than voting rights and the accumulation of Retained Distributions), shall again be available for purposes of the Plan.

4.2 Adjustments. If the Company subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock (by reverse stock split, reclassification or otherwise), or if the Administrative Committee determines, in its sole discretion, that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event (including a merger or consolidation other than one that constitutes an Approved Transaction) affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Administrative Committee shall, in its sole discretion and in such manner as the Administrative Committee may deem equitable and appropriate, make adjustments to any or all of (a) the number and kind of shares that thereafter may be awarded, optioned, or otherwise made subject to the benefits contemplated by the Plan, (b) the number and kind of shares subject to outstanding Awards, and (c) the purchase price and the relevant base price with respect to any of the foregoing; provided, however, that the number of shares subject to an Award shall always be a whole number. The Administrative Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to this Section 4.2.

Article 5

                                   ELIGIBILITY

5.1 General. The persons eligible to participate in the Plan and to receive Awards under the Plan ("Eligible Persons") shall, subject to Section 5.2, be (a) employees (including officers and directors who are also employees) of the Company or any of its Affiliates, (b) directors who are not employees, and (c) consultants (other than directors) rendering services to the Company or any of its Affiliates in the capacity of independent contractors. Awards may be granted to Eligible Persons even if they hold or have held other Awards under this Plan or similar awards under any other plan of the Company or any of its Affiliates.

5.2 Ineligibility. If the Company registers any class of any Equity Security pursuant to Section 12 of the Exchange Act, then, from the effective date of the registration until six (6) months after the termination of the registration, no member of the Administrative Committee, while serving as such, shall be eligible to receive an Award.

Article 6

                                  STOCK OPTIONS

6.1 Grant of Options. Subject to the limitations of the Plan, the Administrative Committee shall designate from time to time each Eligible Person who is to be granted an Option, the time when the Option shall be granted, the number of shares subject to the Option, whether the Option is to be an Incentive Stock Option or a Nonqualified Stock Option and, subject to Section 6.2, the purchase price of the shares of Common Stock subject to the Option; provided, however, that Incentive Stock Options may only be granted to Eligible Persons who are employees of the Company or an Affiliate that constitutes a "parent corporation" or a "subsidiary corporation" within the meaning of Section 424 of the Code. Each Option granted under this Plan shall also be subject to such other terms and conditions not inconsistent with this Plan as the Administrative Committee, in its sole discretion, determines. Subject to the limitations of the Plan, the same Eligible Person may receive Incentive Stock Options and Nonqualified Stock Options at the same time and pursuant to the same Agreement, provided that Incentive Stock Options and Nonqualified Stock Options are clearly designated as such.

6.2 Purchase Price. The price at which shares may be purchased upon exercise of an Option shall be fixed by the Administrative Committee and may be more than, less than or equal to the Fair Market Value of the Common Stock as of the date the Option is granted; provided, however, that the purchase price of an Incentive Stock Option shall be at least 100% of the Fair Market Value as of the date of grant of the Common Stock subject thereto.

6.3 Limitation on Grants. The aggregate Fair Market Value of the Common Stock with respect to which, during any calendar year, one or more Incentive Stock Options under this Plan (and/or one or more options under any other plan maintained by the Company or any of its Affiliates for the granting of options intended to qualify under Section 422 of the Code) are exercisable for the first time by a Holder shall not exceed $100,000 (said value to be determined as of the respective dates on which the options are granted to the Holder). If an Option that would otherwise qualify as an Incentive Stock Option becomes exercisable for the first time in any calendar year for shares of Common Stock that would cause such aggregate Fair Market Value to exceed $100,000, then the portion of the Option in respect of such shares shall be deemed to be a Nonqualified Stock Option.

6.4 Term of Options. Subject to the provisions of the Plan with respect to termination of Options upon death, Disability or termination of services, the term of each Option shall be for such period as the Administrative Committee shall determine, but not more than ten (10) years from the date of grant.

6.5 Exercise of Options. An Option granted under the Plan shall become and remain exercisable during the term of the Option to the extent provided in the Agreement evidencing the Award and in this Plan and, unless the Agreement evidencing the Option otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Administrative Committee, at any time before complete termination of the Option, may accelerate the time or times at which the Option may be exercised in whole or in part (without reducing the term of the Option).

6.6      Manner of Exercise.

(a) Form of Payment. An Option shall be exercised by written notice to the Company upon such terms and conditions as the Agreement evidencing the Option may provide and in accordance with such other procedures for the exercise of Options as the Administrative Committee may establish from time to time. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option and of any amounts required by Section
10.12 shall be determined by the Administrative Committee and may consist of (i) cash, (ii) check, (iii) promissory note, (iv) whole shares of Common Stock already owned by the Holder, (v) the withholding of shares of Common Stock issuable upon exercise of the Option, (vi) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, (vii) any combination of the foregoing methods of payment, or (viii) such other consideration and method of payment as may be permitted for the issuance of shares under applicable securities and other laws. The permitted methods or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the Agreement evidencing the Option and may be subject to such conditions as the Administrative Committee deems appropriate. Without limiting the generality of the foregoing, if a Holder is permitted to elect to have shares of Common Stock issuable upon exercise of an Option withheld to pay all or any part of the amounts payable in connection with the exercise, then the Administrative Committee shall have the sole discretion to approve or disapprove the election, which approval or disapproval shall be given after the election is made, and the making of the election (including the related exercise of the Option) shall comply with the requirements for exemptive relief under Rule 16b-3, including but not limited to paragraphs (e)(3) and (e)(4) thereof (to the extent Rule 16b-3 applies to the election or exercise).

(b) Value of Shares. Shares of Common Stock delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and shares of Common Stock withheld for the payment, shall be valued for such purpose at their Fair Market Value as of the exercise date.

(c) Issuance of Shares. The Company shall effect the issuance of the shares of Common Stock purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 10.12, and within a reasonable time thereafter the issuance shall be evidenced on the books of the Company.

Article 7

                                      SARS

7.1 Grant of SARs. The Administrative Committee shall designate from time to time each Eligible Person who is to be granted an SAR, the time when the SAR shall be granted, the number of shares subject to the SAR, and the base price of the SAR. Each SAR shall also be subject to such other terms and conditions not inconsistent with this Plan as the Administrative Committee, in its sole discretion, determines. An SAR may be granted to the Holder of an Option (the "Related Option") with respect to all or a portion of the shares of Common Stock subject to the Related Option (such an SAR will be referred to in this Plan as a "Tandem SAR") or may be granted separately to an Eligible Person (such an SAR will be referred to in this Plan as a "Free Standing SAR").

7.2 Tandem SARs. A Tandem SAR may be granted either concurrently with the grant of the Related Option or (if the Related Option is a Nonqualified Stock Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of the Related Option. Tandem SARs shall be exercisable only at the time and to the extent that the Related Option is exercisable (and may be subject to such additional limitations on exercisability as the Agreement may provide), and in no event after the complete termination or full exercise of the Related Option. Upon the exercise of Tandem SARs, the Related Option shall be considered to have been exercised to the extent of the number of shares of Common Stock with respect to which the Tandem SARs are exercised for purposes of determining the number of shares of Common Stock that remain subject to the Related Option and for purposes of determining the number of shares of Common Stock in respect of which other Awards may be granted. Upon the exercise or termination of the Related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the Related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR, the Holder thereof shall be entitled to receive from the Company, for each share of Common Stock with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Related Option purchase price per share; provided, however, that the Administrative Committee may, in any Agreement evidencing Tandem SARs, provide that the appreciation realizable upon exercise thereof shall be measured from a base higher than the Related Option purchase price.

7.3 Free Standing SARs. Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the Agreement evidencing the Award. The base price of a Free Standing SAR shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Free Standing SAR. Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR, the Holder thereof shall be entitled to receive from the Company, for each share of Common Stock with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the base price per share of the Free Standing SAR.

7.4 Consideration. The consideration to be received upon the exercise of an SAR by the Holder shall be paid in cash, shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR) or a combination of cash and shares of Common Stock as specified in the Agreement evidencing the SAR, or, if so provided in the Agreement, either as determined by the Administrative Committee in its sole discretion or as elected by the Holder; provided, however, that the Administrative Committee shall have the sole discretion to approve or disapprove the election by a Holder to receive cash in full or partial settlement of an SAR, which approval or disapproval shall be given after the election is made. The Company's obligation arising upon the exercise of an SAR may be paid currently or on a deferred basis with such interest or earnings equivalent as the Administrative Committee may determine. No fractional shares of Common Stock shall be issuable upon exercise of an SAR and, unless otherwise provided in the Agreement evidencing the SAR, the Holder will receive cash in lieu of fractional shares. The election by a Holder to receive cash in full or partial settlement of an SAR, as well as the exercise by the Holder of an SAR for cash, shall comply with the requirements for exemptive relief under Rule 16b-3, including but not limited to paragraphs (e)(3) and (e)(4) thereof (to the extent Rule 16b-3 applies to the election or exercise). Unless the Administrative Committee shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically for cash on its expiration date.

7.5 Limitations. The Agreement evidencing an Award of SARs may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the number of SARs that may be exercised by the Holder in whole or in part for cash during any specified period, for a limit on the time periods during which a Holder may exercise SARs and for such other limits on the rights of the Holder and such other terms and conditions of the SAR as the Administrative Committee may determine, including, without limitation, a consideration that the SAR may be exercised only in accordance with rules and regulations adopted by the Administrative Committee from time to time. Unless otherwise so provided in the Agreement evidencing the Award, any such limit relating to a Tandem SAR shall not restrict the exercisability of the Related Option. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

7.6 Exercise. For purposes of this Article 7, the date of exercise of an SAR shall mean the date on which the Company receives notice from the Holder of the SAR of the exercise of the SAR.

Article 8

                                RESTRICTED SHARES

8.1 Grant. The Administrative Committee shall designate from time to time each Eligible Person who is to be granted an Award of Restricted Shares, the time when the Award shall be granted, the Restriction Period for the Award, the number of shares of Common Stock subject to the Award, the price to be paid by the Holder for the Restricted Shares, and whether the Restricted Shares will be issued at the beginning or the end of the Restriction Period. The Administrative Committee shall also designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for the Award. Each Award of Restricted Shares shall also be subject to such other terms and conditions not inconsistent with this Plan as the Administrative Committee, in its sole discretion, determines. The price to be paid for Restricted Shares shall not be less than the minimum consideration necessary to permit the Restricted Shares to be deemed fully paid and nonassessable.

8.2 Issuance of Restricted Shares at Beginning of the Restriction Period. If Restricted Shares are issued at the beginning of the Restriction Period, the stock certificate or certificates representing the Restricted Shares shall be registered in the name of the Holder to whom the Restricted Shares have been awarded. During the Restriction Period, certificates representing the Restricted Shares (and any securities constituting Retained Distributions) shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and the Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the Agreement evidencing the Award. Such certificates shall remain in the custody of the Company and the Holder shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares (and any securities constituting Retained Distributions) that are forfeited or otherwise do not become vested in accordance with the Plan and the Agreement evidencing the Award.

8.3 Restrictions. Restricted Shares issued at the beginning of the Restriction Period shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote the Restricted Shares, to receive and retain dividends and distributions paid or distributed on the Restricted Shares and to exercise all other rights, powers and privileges of a Holder of Common Stock with respect to the Restricted Shares; provided, however, that (a) the Holder will not be entitled to delivery of the stock certificates representing the Restricted Shares until the Restriction Period expires and unless all other vesting and other conditions with respect to the Restricted Shares have been fulfilled or waived; (b) the Company will retain custody of the stock certificates representing the Restricted Shares during the Restriction Period as provided in Section 8.2; (c) other than such dividends and distributions as the Administrative Committee may in it sole discretion designate, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Shares (and the Retained Distributions will be subject to the same restrictions, terms and vesting and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which the Retained Distributions have been made, paid or declared become vested, and the Retained Distributions shall not bear interest or be segregated in a separate account;
(d) during the Restriction Period, the Holder may not sell, assign, transfer, pledge, exchange, or otherwise encumber or dispose of the Restricted Shares or any Retained Distributions or the Holder's interest therein; and (e) a breach of any restrictions, terms or conditions provided in the Plan of the Agreement evidencing the Award, or established by the Administrative Committee with respect to Restricted Shares or Retained Distributions generally, will cause a forfeiture of the Restricted Shares and any Retained Distributions with respect thereto.

8.4 Issuance of Stock at End of the Restriction Period. If the Agreement evidencing an Award of Restricted Shares provides that the Restricted Shares are not issuable until the end of the Restriction Period, the Restricted Shares shall not constitute issued and outstanding shares of Common Stock, and the Holder shall not have any of the rights of a shareholder with respect to the Restricted Shares, until the shares are issued to the Holder at the end of the Restriction Period.

8.5 Cash Awards. An Agreement evidencing an Award of Restricted Shares may provide for the payment of a cash amount to the Holder of the Restricted Shares at any time after the Restricted Shares become vested. Such cash amount shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Administrative Committee and shall be in addition to any other salary, incentive, bonus or other compensation payments which the Holder shall be otherwise entitled or eligible to receive.

8.6 Completion of Restriction Period. Upon the Vesting Date with respect to an Award of Restricted Shares and the satisfaction of all other applicable restrictions, terms and conditions set forth in the Agreement evidencing the Award (a) all or the applicable portion of the Restricted Shares shall become vested, (b) any Retained Distributions with respect to the Restricted Shares shall become vested to the extent that the Restricted Shares related thereto have vested, and (c) any cash amount to be received by the Holder with respect to the Restricted Shares shall become payable, all in accordance with the terms of the Agreement evidencing the Award. At the end of the Restriction Period with respect to an Award, any Restricted Shares or Retained Distributions that have not vested shall be forfeited to the Company and the Holder shall not thereafter have any rights (including dividend or voting rights) with respect to the Restricted Shares or Retained Distributions so forfeited. The Administrative Committee may, in its sole discretion, determine that the delivery of Restricted Shares and/or Retained Distributions that have vested, and the payment of any cash amount that has become payable, shall be deferred until such date or dates as the Holder of the Award may elect. Any election pursuant to the preceding sentence shall be filed in writing with the Administrative Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Administrative Committee may provide.

Article 9

                                   STOCK UNITS

9.1 Grant. The Administrative Committee shall have authority to grant to Eligible Persons Awards of units, the value of which is based, in whole or in part, on the Fair Market Value of the Common Stock ("Stock Units"). Subject to the provisions of the Plan, including any rules established pursuant to Section 9.2, an Award of Stock Units shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Administrative Committee may determine, in its sole discretion, which need not be identical for each Award.

9.2 Rules. An Award of Stock Units may be made subject to such rule as the Administrative Committee, in its sole discretion, deems advisable, including but not limited to any or all of the following:

(a) The shares of Common Stock subject to an Award of Stock Units may not be sold, assigned, transferred, pledged, exchanged or otherwise encumbered or disposed of prior to the date on which the shares are issued, or if later, the date specified by the Administrative Committee at the time of the Award.

(b) An Award of Stock Units may provide for the payment of cash consideration by the Holder or may provide that the Award, and the shares of Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration; provided, however, that the price to be paid for shares of Common Stock issuable in connection with an Award of Stock Units shall not be less than the minimum consideration necessary to permit the shares to be deemed fully paid and nonassessable.

(c) An Award of Stock Units may relate in whole or in part to performance or other criteria established by the Administrative Committee at the time of the grant.

(d) An Award of Stock Units may provide for deferred payment schedules, vesting over a specified period of an employment or consulting arrangement, elections by the Holder to defer payment of the Award, or the lifting of restrictions on the Award, if any.

(e) In such circumstances as the Administrative Committee may deem advisable, the Administrative Committee may waive or otherwise remove, in whole or in part, any restrictions or limitations to which an Award of Stock Units was made subject at the time of grant.

Article 10

                               GENERAL PROVISIONS

10.1     Acceleration of Options, SARs, Restricted Shares and Stock Units.

(a) Death or Disability. Upon the death or Disability of the Holder of an Award, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in the Agreement evidencing the Award or in the Plan (except to the extent the Agreement expressly provides otherwise): (i) in the case of an Option or SAR, the Option or SAR shall immediately become exercisable in full in respect of the aggregate number of shares subject thereto; (ii) in the case of Restricted Shares, the Restriction Period applicable to the Award of Restricted Shares shall expire and all of the Restricted Shares and any related Retained Distributions shall vest and any cash amounts payable pursuant to the Agreement evidencing the Award shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Stock Units, the Award of Stock Units shall vest in full.

(b) Approved Transactions; Control Purchase. In the event of any Approved Transaction or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement evidencing an Award or in the Plan (except to the extent the Agreement expressly provides otherwise): (i) in the case of an Option or SAR, the Option or SAR shall become exercisable in full in respect of the aggregate number of shares subject thereto; (ii) in the case of Restricted Shares, the Restriction Period applicable to the Award of Restricted Shares shall expire and all of the Restricted Shares and any related Retained Distributions shall vest and any cash amounts payable pursuant to the Agreement evidencing the Award shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Stock Units, the Award of Stock Units shall vest in full, in each case effective upon the Control Purchase or immediately prior to consummation of the Approved Transaction. In the case of an Approved Transaction, the Company shall provide notice of the pendency of the Approved Transaction, at least fifteen (15) days prior to the expected date of consummation thereof, to each Holder of an outstanding Option, SAR or Stock Unit. Each Holder shall thereupon be entitled to exercise the Option or the SAR, or tender any amount required as a condition to receipt of benefits under the Stock Unit, at any time prior to consummation of the Approved Transaction. Any such exercise or tender as to any portion of the Option, SAR or Stock Unit that will only become vested immediately prior to the consummation of the Approved Transaction in accordance with the foregoing acceleration provision shall be contingent on such consummation. Any such exercise or tender as to any other portion of the Option, SAR or Stock Unit will not be contingent on such consummation unless so elected by the Holder in a notice delivered to the Company simultaneously with the exercise or tender. Upon consummation of the Approved Transaction, all Options, SARs and Stock Units shall expire to the extent such exercise or tender has not occurred. Notwithstanding the foregoing, except to the extent otherwise provided in one or more Agreements evidencing Awards, the Administrative Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction and/or will not terminate if not exercised prior to consummation of the Approved Transaction, if the Board or the surviving or acquiring corporation, as the case may be, shall take, or make effective provision for the taking of, such action as in the opinion of the Administrative Committee is equitable and appropriate in order to substitute new Awards for such Awards or to assume such Awards (which assumption may be effected by any means determined by the Administrative Committee, in its discretion, including, but not limited to, by a cash payment to each Holder, in cancellation of the Awards held by him or her, of such amount as the Administrative Committee determines, in its sole discretion, represents the then value of the Awards) and in order to make such new or assumed Awards, as nearly as practicable, equivalent to the old Awards (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the Common Stock may be changed, converted or exchanged in connection with the Approved Transaction; provided, however, that, unless the Company has a class of Equity Security registered pursuant to Section 12 of the Exchange Act, the Administrative Committee shall not have the discretion provided in this sentence in connection with any Approved Transaction that otherwise will qualify as a pooling of interests under generally accepted accounting principles.

10.2 Termination of Services. The provisions of this Section 10.2 shall apply to any Holder who is an employee of the Company or any of its Affiliates or a party to a consulting arrangement with the Company or any of its Affiliates.

(a) General. If such a Holder's employment or consulting arrangement terminates prior to the complete exercise of an Option or SAR (or deemed exercise thereof, as provided in Section 7.2) or during the Restriction Period with respect to any Restricted Shares or prior to the vesting or complete exercise of any Stock Units, then (i) in the case of an Option or SAR, the Award shall, except to the extent the Agreement evidencing the Award expressly provides otherwise, thereafter be exercisable, to the extent that the Holder was entitled to exercise the Award on the date of such termination, for a period of three (3) months following such termination (but not later than the scheduled expiration date of the Award); and (ii) the Holder's rights to any unvested Restricted Shares and Retained Distributions, and to any cash amounts payable in connection therewith, and to any unvested Stock Units shall, except as otherwise provided in Section 10.1, thereafter vest solely to the extent provided in the Agreement evidencing the Award; provided, however, that (A) if the Holder's employment or consulting arrangement terminates by reason of death or Disability, the Option or SAR shall remain exercisable for a period of at least six (6) months following such termination (but not later than the scheduled expiration of the Option or SAR); and (B) any termination by the Company or any of its Affiliates for cause will be treated in accordance with the provisions of Section 10.2(b) (except to the extent the Agreement evidencing the Award expressly provides otherwise).

(b) Termination for Cause. If a Holder's employment or consulting arrangement with the Company or any of its Affiliates is terminated for cause during the Restriction Period with respect to Restricted Shares, or prior to the exercise of an Option or SAR, or prior to the vesting or exercise of Stock Units, then, except to the extent one or more of the Agreements evidencing Awards held by the Holder expressly provide otherwise (i) all Options and SARs and all unvested or unexercised Stock Units held by the Holder shall immediately terminate, and (ii) the Holder's rights to all Restricted Shares and Retained Distributions, and to any cash amounts payable in connection therewith, shall immediately terminate. For purposes of this Plan, "cause" shall have the meaning given that term in any employment agreement or consulting agreement to which the Holder is a party or, in the absence thereof, the conduct that shall constitute "cause" for purposes of this Plan shall be extreme deficiencies in the Holder's performance (including a material breach of any confidentiality and invention ownership agreement between the Holder and the Company or any of its Affiliates), disloyalty, fraud, violation of a federal or state law involving the commission of a crime against the Company or any of its Affiliates, commission of a felony, or commission of a gross misdemeanor that is determined by the Administrative Committee, in its sole and absolute discretion, to be of such gravity as to cause significant injury to the business or reputation of the Company or any of its Affiliates.

(c) Miscellaneous. The Administrative Committee may determine whether any given leave of absence of a Holder constitutes a termination of the Holder's employment or consulting arrangement; provided, however, that for purposes of the Plan-

(i) a leave of absence, duly authorized in writing by the Company or any of its Affiliates for military service or sickness, or for any other purpose approved by the Company or any of its Affiliates, if the period of the leave does not exceed ninety (90) days, and

(ii) a leave of absence in excess of ninety (90) days, duly authorized in writing by the Company or any of its Affiliates, provided the Holder's right to return to service with the Company or the Affiliate is guaranteed either by statute or by contract-

shall not be deemed a termination of the Holder's employment or consulting arrangement. Awards granted under the Plan shall not be affected by any change of a Holder's employment or consulting arrangement so long as the Holder continues to be an employee of or consultant to the Company or any of its Affiliates. Except to the extent an Agreement evidencing an Award expressly provides otherwise, if a Holder has an employment or consulting arrangement with an Affiliate of the Company that ceases to be an Affiliate, such event shall be deemed to constitute a termination of the Holder's employment or consulting arrangement for a reason other than death or Disability.

10.3 Right to Terminate Services. Nothing contained in the Plan or in any Agreement evidencing an Award, and no action of the Company or the Administrative Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the service of the Company or any of its Affiliates or interfere in any way with the right of the Company or any of its Affiliates, subject to the provisions of any agreement between the Holder and the Company or any of its Affiliates, to terminate at any time, with or without cause, the employment or consulting arrangement with the Holder.

10.4 Nonalienation of Benefits. Except as provided in Section 10.6, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to the right or benefit.

10.5 Written Agreement. Each grant of an Option under the Plan shall be evidenced by a stock option agreement which shall designate the Option as an Incentive Stock Option or a Nonqualified Stock Option; each SAR shall be evidenced by a stock appreciation rights agreement; each Award of Restricted Shares shall be evidenced by a restricted shares agreement and each Award of Stock Units shall be evidenced by a stock units agreement, each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Administrative Committee from time to time approves (each such agreement is referred to in the Plan as an "Agreement"); provided, however, that if more than one type of Award is granted to the same Holder, the Awards may be evidenced by a single Agreement with the Holder. Each grantee of an Option, SAR, Restricted Shares or Stock Units shall be notified promptly of the grant, an Agreement shall be executed and delivered by the Company to the grantee within sixty (60) days after the date the Administrative Committee approves the grant, and, in the discretion of the Administrative Committee, the grant shall terminate if the Agreement is not signed by the grantee (or his or her attorney) and delivered to the Company within sixty (60) days after it is delivered to the grantee. An Agreement may contain (but shall not be required to contain) such provisions as the Administrative Committee deems appropriate to insure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received by the Holder from the Company. An Agreement may be modified from time to time pursuant to Section 10.10(b).

10.6 Nontransferability. Awards granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution, and Awards may be exercised during the lifetime of the Holder thereof only by the Holder (or his or her court-appointed legal representative).

10.7     Repurchase of Shares.

(a) Right of Repurchase. If so specified by the Administrative Committee at the time an Award is granted to a Holder who is an employee of the Company or any of its Affiliates or a party to a consulting arrangement with the Company or any of its Affiliates, the Company shall have the right, but shall not be required, to repurchase from the Holder all or part of the shares of Common Stock that the Holder acquires upon the exercise of the Option or SAR or upon the vesting of Restricted Shares or Stock Units, as the case may be. Such right shall be exercisable at any time and from time to time during the period of ninety (90) days commencing on the later of (i) the date of termination of the Holder's employment or consulting arrangement with the Company or any of its Affiliates for any reason, including but not limited to death or Disability, or (ii) as to any Option or SAR that is exercised, or any Restricted Shares or Stock Units that vest, following termination of the Holder's employment or consulting arrangement, the date of such exercise or vesting.

(b) Exercise of Repurchase  Right.  The Company's right of repurchase under this
Section 10.7 shall be exercised by delivering written notice to the Holder specifying the number of shares to be repurchased and the effective date of the repurchase, which date shall not be earlier than the date of the notice nor later than the date of termination of the Company's right of repurchase.

(c) Repurchase Price. With respect to each share to be repurchased by the Company upon its exercise of its right of repurchase under this Section 10.7, the repurchase price shall be the Fair Market Value of the share as of the effective date of the repurchase; provided, however, if a professional appraisal of the Common Stock as of a date not more than fourteen (14) months prior to the effective date of the repurchase is available, the repurchase price shall be the per share value of the Common Stock as set forth in the most recent such appraisal. The Company may elect to pay the amount owed to the Holder either (i) in cash, in which case the amount shall be paid, without interest, within thirty
(30) days following the effective date of the repurchase, or (ii) in three equal installments, with the first installment payable on the first anniversary of the effective date of the repurchase, and the remaining installments payable on the corresponding date in each of the next two years, with each installment to include interest on the unpaid principal, computed at the prime rate published in the Wall Street Journal for the first business day of the calendar quarter in which the effective date of the repurchase occurs, for the period from the effective date of the repurchase or the date of the most recent installment, as the case may be, to the due date of the installment being paid.

(d) Termination of Right of Repurchase. Any right of repurchase of the Company under this Section 10.7 shall terminate upon the occurrence of a Control Purchase or an Approved Transaction (other than an Approved Transaction in connection with which the Administrative Committee determines, in accordance with the last sentence of Section 10.1(b), that Awards otherwise subject to such right of repurchase will not vest or become exercisable on an accelerated basis and/or will not terminate if not exercised prior to consummation of the Approved Transaction). Any right of repurchase of the Company under this Section 10.7 shall also terminate upon the effective date of the registration by the Company of any class of any Equity Security pursuant to Section 12 of the Exchange Act.

10.8 Right of First Refusal. An Agreement evidencing an Award may contain such provisions as the Administrative Committee shall determine to the effect that, if the Holder elects to sell all or any shares of Common Stock that the Holder acquires upon the exercise of the Option or SAR or upon the vesting of Restricted Shares or Stock Units, as the case may be, then the Holder shall not sell the shares unless the Holder shall have first offered in writing to sell the shares to the Company at Fair Market Value on a date specified in the offer, which date shall be at least three (3) business days and not more than ten (10) business days following the date of the offer.

10.9 Shareholders Agreement. Unless the Agreement evidencing an Award expressly provides otherwise, the Holder of an Award may be required, as a condition to the issuance of any shares of Common Stock that the Holder acquires upon the exercise of the Option or SAR or upon the vesting of Restricted Shares or Stock Units, as the case may be, to execute and deliver to the Company a shareholders agreement in such form as may be in use by the Company at the time of such exercise, or a counterpart thereof, together with, unless the Holder is unmarried, a spousal consent in the form required thereby, unless the Holder has previously executed and delivered such documents and they are in effect at the time the shares are to be issued.

10.10    Termination and Amendment.

(a) General. Unless the Plan shall previously have been terminated as hereinafter provided, no Awards may be granted under the Plan on or after the tenth (10th) anniversary of the Effective Date. The Board or the Administrative Committee may at any time prior to the tenth (10th) anniversary of the Effective Date terminate the Plan, and may, from time to time, suspend or discontinue the Plan or modify or amend the Plan in such respects as it shall deem advisable; provided, however, that any such modification or amendment shall comply with all applicable laws, applicable stock exchange listing requirements, and applicable requirements for exemption (to the extent necessary) under Rule 16b-3.
Notwithstanding the foregoing, without further shareholder approval no modification or amendment to this Plan shall increase the number of shares of Common Stock subject to the Plan (except as authorized by Article 4), change the class of persons eligible to receive Awards under the Plan, or otherwise materially increase the benefits accruing to participants under the Plan.

(b) Modification. No termination, modification or amendment of the Plan may adversely affect the rights of the Holder of an outstanding Award in any material way unless the Holder consents thereto. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of the Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan (including Section 10.10(a)), the Administrative Committee may amend outstanding Agreements with any Holder, including, without limitation, any amendment that would (i) accelerate the time or times at which the Award may be exercised, and/or (ii) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Administrative Committee may, but solely with the Holder's consent unless otherwise provided in the Agreement evidencing an Award, agree to cancel any Award under the Plan and issue a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date the new Award is granted. Nothing contained in the foregoing provisions of this
Section 10.10(b) shall be construed to prevent the Administrative Committee from providing in any Agreement evidencing an Award that the rights of the Holder with respect to the Award are subject to such rules and regulations as the Administrative Committee may, subject to the express provisions of the Plan, adopt from time to time, or impair the enforceability of any such provision.

10.11 Government and Other Regulations. The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted. As long as the Common Stock is registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements
(a) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of Common Stock that may be issued to Holders under the Plan, and (b) to file in a timely manner all reports required to be filed by it under the Exchange Act.

10.12 Withholding. The Company's obligation to deliver shares of Common Stock or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of an Award, upon the exercise of any Option or SAR or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Stock Units, as the case may be, may, in the discretion of the Administrative Committee, be paid in shares of Common Stock already owned by the Holder or through the withholding of shares otherwise issuable to the Holder, upon such terms and conditions as the Administrative Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Administrative Committee for the payment of, all such federal, state and local taxes, then the Company or any of its Affiliates shall, to the extent not prohibited by law, have the right to deduct from any payment of any kind otherwise due to the Holder an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company or any of its Affiliates with respect to the Award.

10.13 Separability. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein; provided, however, that to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, the Option, to that extent, shall be deemed to be a Nonqualified Stock Option for all purposes of the Plan.

10.14 Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

10.15 Exclusion from Pension and Profit-Sharing Computation. By acceptance of an Award, unless otherwise provided in the Agreement evidencing the Award, the Holder shall be deemed to have agreed that the Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any of its Affiliates.

10.16 Unfunded Plan. The Company shall not be required to segregate any cash or any shares of Common Stock that may at any time be represented by Awards and the Plan shall constitute an "unfunded" plan of the Company.

10.17 No Shareholder Rights. Except as provided in Article 7 with respect to Awards of Restricted Shares and except as expressly set forth in writing, no Holder or other person shall have any voting or other shareholder rights with respect to shares of Common Stock subject to an Award until all conditions under the Award and this Plan to issuance of the shares have been satisfied and a certificate for the shares has been issued. No adjustment shall be made for cash or other dividends or distributions to shareholders for which the record date is prior to the date of such issuance.

10.18 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Washington.

10.19 . Each certificate representing shares of Common Stock issued under the Plan shall, unless the Administrative Committee otherwise determines, contain on its face the notice "SEE TRANSFER RESTRICTIONS ON REVERSE" and on its reverse a legend in form substantially as follows, together with any other legends that are required by the terms and conditions of the Plan or that the Administrative Committee in its discretion deems necessary or appropriate:

                  NOTICE:  TRANSFER AND OTHER RESTRICTIONS

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE
                  SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF EXCEPT UPON SATISFACTION OF CERTAIN CONDITIONS. INFORMATION CONCERNING THESE RESTRICTIONS MAY BE OBTAINED FROM THE CORPORATION. ANY OFFER OR DISPOSITION OF THESE SECURITIES WITHOUT SATISFACTION OF SAID CONDITIONS WILL BE WRONGFUL AND WILL NOT ENTITLE THE TRANSFEREE TO REGISTER OWNERSHIP OF THE SECURITIES WITH THE CORPORATION.

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO RESTRICTIONS ON TRANSFER, AND MAY BE SUBJECT TO REPURCHASE BY THE CORPORATION OR ONE OR MORE OF ITS SHAREHOLDERS, OR RIGHTS OF FIRST REFUSAL OR OTHER RESTRICTIONS, PURSUANT TO THE PROVISIONS OF THE CORPORATION'S 1997 STOCK INCENTIVE PLAN AND/OR AN AGREEMENT BETWEEN THE HOLDER AND THE CORPORATION AND/OR AN AGREEMENT AMONG THE SHAREHOLDERS OF THE CORPORATION. INFORMATION CONCERNING THESE RESTRICTIONS MAY BE OBTAINED FROM THE CORPORATION.

The Company may cause the transfer agent for the Common Stock to place a stop transfer order with respect to such shares.

10.20 Company's Rights. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.



                                TABLE OF CONTENTS
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                                                                                      Page

Article 1..............................................PURPOSE AND EFFECTIVENESS        1
   1.1..................................................................Purpose.        1
   1.2...........................................................Effective Date.        1
Article 2............................................................DEFINITIONS        1
   2.1....................................................Certain Defined Terms.        1
Article 3.........................................................ADMINISTRATION        4
   3.1.................................................Administrative Committee.        4
   3.2.......................Administration Following Exchange Act Registration.        4
   3.3................... ..................................Powers; Regulations.        5
   3.4......................................................Limits on Authority.        5
   3.5................................................Exercise of Authority.            6
Article 4.............................................SHARES SUBJECT TO THE PLAN        6
   4.1.........................................................Number of Shares.        6
   4.2..............................................................Adjustments.        6
Article 5............................................................ELIGIBILITY        7
   5.1..................................................................General.        7
   5.2............................................................Ineligibility.        7
Article 6..........................................................STOCK OPTIONS        7
   6.1.........................................................Grant of Options.        7
   6.2...........................................................Purchase Price.        8
   6.3.....................................................Limitation on Grants.        8
   6.4..........................................................Term of Options.        8
   6.5......................................................Exercise of Options.        8
   6.6.......................................................Manner of Exercise.        8
Article 7...................................................................SARS        9
   7.1............................................................Grant of SARs.        9
   7.2..............................................................Tandem SARs.        10
   7.3.......................................................Free Standing SARs.        10
   7.4.............................................. .............Consideration.        10
   7.5............................................... ..............Limitations.        11
   7.6............................................... .................Exercise.        11
Article 8.....................................................RESTRICTED SHARES         11
   8.1...................................................................Grant.         11
   8.2.....Issuance of Restricted Shares at Beginning of the Restriction Period.        11
   8.3.............................................................Restrictions.        12
   8.4.......................Issuance of Stock at End of the Restriction Period.        12
   8.5..............................................................Cash Awards.        13
   8.6.........................................Completion of Restriction Period.        13
Article 9............................................................STOCK UNITS        13
   9.1....................................................................Grant.        13
   9.2....................................................................Rules.        13
Article 10....................................................GENERAL PROVISIONS        14
   10.1........Acceleration of Options, SARs, Restricted Shares and Stock Units.        14
   10.2.................................................Termination of Services.        15
   10.3.............................................Right to Terminate Services.        17
   10.4...............................................Nonalienation of Benefits.        17
   10.5.......................................................Written Agreement.        17
   10.6.......................................................Nontransferability        18
   10.7....................................................Repurchase of Shares.        18
   10.8..................................................Right of First Refusal.        19
   10.9..................................................Shareholders Agreement.        19
   10.10..............................................Termination and Amendment.        19
   10.11.......................................Government and Other Regulations.        20
   10.12............................................................Withholding.        20
   10.13...........................................................Separability.        21
   10.14............................................Non-Exclusivity of the Plan.        21
   10.15..................Exclusion from Pension and Profit-Sharing Computation.        21
   10.16..........................................................Unfunded Plan.        21
   10.17..................................................No Shareholder Rights.        21
   10.18..........................................................Governing Law.        21
   10.19.................................................................Legends        21
   10.20.......................................................Company's Rights.        24

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